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                                   EXHIBIT 2.1

                          REGISTRATION RIGHTS AGREEMENT

        This Agreement is made as of March 30, 1999 by and among Sanmina Corporation, a Delaware corporation (the "Company") and The Roger R. Mayer Revocable Living Trust Dated 10/2/96, Elizabeth K. Mayer and Katherine A. Morrone (the "Holders").

                                    AGREEMENT

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Registrable Securities" means (i) any Common Stock of the Company issued to Holders in connection with the Agreement and Plan of Merger dated as of March 30, 1999 by and among the Company, SANM Acquisition Subsidiary, Inc. and Manutronics, Inc. and owned by the Holders and (ii) any Common Stock of the Company issued to Holders in connection with the purchase of certain real property (the "Property Purchase") from one or more of the Holders pursuant to that certain Lease Agreement dated March ___, 1999.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1 herof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, including legal fees and expenses of one counsel to Holders (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar Federal Statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



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        "Selling Expenses" shall mean selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

        1.1. Registration on Form S-3. Parent shall prepare and file within 15 days after the Closing Date a registration statement on Form S-3 under the Securities Act covering the Consideration Common issued pursuant to the Merger and held by signatory(ies) to the Registration Rights Agreement as of the filing date. In the event Parent issues shares of Common Stock in connection with the Property Purchase, Parent shall prepare and file within 15 days after the date of closing of the Property Purchase a registration statement on Form S -3 under the Securities Act covering the shares of Common Stock issued in connection with the Property Purchase and held by signatory(ies) to the Registration Rights Agreement as of the date of filing of such registration statement.

        1.2. Expenses of Registration. The Company shall bear all Registration Expenses in connection with the registrations exclusive of any Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders.

        1.3. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep the Holders advised in writing as to the initiation of the registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until that date one year following the Effective Time or less if the distribution described in the Registration Statement has been completed.

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holders may reasonably request in order to facilitate the public offering of such securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify the Holders of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such



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               registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (f) Furnish, at the request of the Holders on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holders, addressed to the Holders and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering and reasonably satisfactory to the Holders, addressed to the Holders.

        1.4. Temporary Cessation of Offers and Sales. The Holders acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holders hereby covenants that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holders notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holders notice that the Holders may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended. In the event of any suspension of use of a registration statement pursuant to this paragraph, the time period during which the Company is obligated to maintain the effectiveness of such registration statement pursuant to this Agreement shall be tolled for the duration of the period during which use of the registration statement was suspended.

        1.5.   Indemnification.

               (a) The Company will indemnify each Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1.5, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided



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that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holders specifically for use therein, or the failure of the Holders to deliver a prospectus that was delivered to the Holders prior to a sale or sales by such Holders.

               (b) The Holders will, if Registrable Securities held by the Holders are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holders specifically for use therein. Notwithstanding the foregoing, the liability of the Holders under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holders under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holders from the sale of Registrable Securities covered by such registration statement. The Holders will not be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution on the part of such Holders greater than the Holders' obligations under this Section 1.5(b).

               (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which the Indemnified Party in good faith concludes there is an actual or potential conflict of interest or separate and different defenses but shall bear the



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expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for paragraphs (a) through
(c) of this Section 1.5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Holders of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Holders, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Holders shall not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holders under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holders for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        1.6 Information by Holders. The Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding the Holders, the Registrable Securities held by him and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

        1.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by Holders to a transferee or assignee of Registrable Securities which is a family member of Holders or trust for the benefit of



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Holders; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        1.8 SEC Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as the Holders own any Registrable securities, furnish to Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        1.10 Effective Time. This Agreement shall become effective upon the closing of the merger as described in the Agreement and Plan of Merger dated as of March 30, 1999 by and among the Company, SANM Acquisition Subsidiary, Inc. and Manutronics, Inc. In the event such agreement is terminated prior to consummation of the Merger, this Agreement shall terminate and be of no further force or effect concurrent with such termination.

2.      Miscellaneous.

        2.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        2.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        2.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        2.4 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-



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class, certified or registered, postage prepaid, addressed (a) if to Holders, at such address as Holders shall have furnished the Company in writing, or, until any such Holders so furnishes an address to the Company, then to and at the address of the last Holders of such securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to Holders. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

        2.5 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        2.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        2.7 Facsimile. Facsimile signatures shall constitute original signatures for purposes of this Agreement.



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        The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

        "COMPANY"


        SANMINA CORPORATION,
        a Delaware corporation


        By: /s/ Randy Furr
           ----------------------------------

        Name:
             --------------------------------

        Title:  President
              -------------------------------



        "HOLDERS"


        THE ROGER R. MAYER REVOCABLE LIVING TRUST
        DATED 10/2/96


        By: /s/ Roger R. Mayer
           ----------------------------------

        Title:  Trustee
              -------------------------------


        /s/ Elizabeth K. Mayer
        -------------------------------------
        Elizabeth K. Mayer


        /s/ Katherine A. Morrone
        -------------------------------------
        Katherine A. Morrone



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